Exhibit 10.2

AMERICAN MEDIA, INC.

NEWSSTAND NET PROFIT PLAN

FY 2009

Mike Porche

Target Bonus is $87,500.00 for FY 2009.

•	Hit $*** newsstand net profits earn 50% of targeted bonus ($43,750.00)

•	Hit $*** newsstand net profits earn 75% of targeted bonus ($65,625.00)

•	Hit $*** newsstand net profits earn 100% of targeted bonus ($87,500.00)

•	Hit $*** newsstand net profits earn 125% of targeted bonus ($109,375.00)

•	Hit $*** newsstand net profits earn 150% of targeted bonus ($131,250.00)

All bonus targets are in relationship of the budget for newsstand net versus the actual newsstand net profit earned by AMI (see Attachment “A”). The following is a description of the term, newsstand net profit:

•

Newsstand net includes the newsstand profit for each title of the Company. Newsstand profit is the net newsstand revenue less direct newsstand costs. There is a separate magazine newsstand P&L, which backs up every line on the statement.

•

Newsstand net profit provides you financial incentive to negotiate the best deal possible for wholesaler claims, promotions, discounts, RDA and racking costs. For example, if we spend more or less on terminal promotions, this impacts newsstand net profit.

•	Newsstand net is charged for AMI’s unsold copies at a standard annual rate. This provides an incentive to minimize unsold copies, while maximizing our sale.

•	Newsstand net also includes the overall profit of DSI.

•	All components of newsstand net shall be as reflected on the books of American Media in accordance with generally accepted accounting principles.

•	For FY 2009, our newsstand net is budgeted at $*** for our publications and $*** from DSI for a total of $*** .

David Pecker	Mike Porche

/s/ David Pecker	/s/ Michael Porche

Date	Date

***	Selected confidential information has been omitted from this Exhibit 10.2 pursuant to a request for confidential treatment filed separately with the Securities and Exchange Commission.